Exhibit 4.2

SUPPLEMENTAL INDENTURE NO. 1 (this “Supplemental Indenture”), dated as of September 28, 2018, among B.A.T Capital Corporation, a corporation incorporated in the state of Delaware (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of August 15, 2017 (the “Indenture”), providing for the issuance of 2.297% Notes due 2020, 2.764% Notes due 2022, 3.222% Notes due 2024, 3.557% Notes due 2027, 4.390% Notes due 2037, 4.540% Notes due 2047, Floating Rate Notes due 2020 and Floating Rate Notes due 2022 (collectively, the “Notes”);

WHEREAS, the Indenture provides that without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to, among other things, (i) cure any ambiguity or to correct or supplement any provision contained in the Indenture and (ii) make any other change that does not adversely affect the interests of the Holders of the Notes of any series in any material respect;

WHEREAS, Section 4.02 of the Indenture requires that the Company maintain in each Place of Payment for Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be presented for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served;

WHEREAS, London, England is designated as a “Place of Payment” pursuant to the definition thereof for so long as the Notes are admitted to listing on the Official List of the UK Listing Authority and to trading on the Professional Securities Market of the London Stock Exchange, but such Place of Payment is not required by applicable rules or regulations; and

WHEREAS, pursuant to Section 7.01(vii) of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENT. The definition of “Place of Payment” shall be deleted and replaced in its entirety with the following:

““Place of Payment,” when used with respect to the Notes, means the place or places where the principal of (and premium, if any) and interest on the Notes are payable as specified as contemplated by Section 4.02. For so long as the Notes are admitted to listing on the Official List of the UK Listing Authority and to trading on the Professional Securities Market of the London Stock Exchange, and the rules of the London Stock Exchange so require, London, England shall be a Place of Payment.”

3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

B.A.T CAPITAL CORPORATION

By:	/s/ N. Wadey
Name: N. Wadey
Title: Director and Vice President

BRITISH AMERICAN TOBACCO P.L.C.

By:	/s/ J.B. Stevens
Name: J.B. Stevens
Title: Director

BRITISH AMERICAN TOBACCO HOLDINGS (THE NETHERLANDS) B.V.

By:	/s/ M. Wiechers
Name: M. Wiechers
Title: Director

By:	/s/ J E P Bollen
Name: J E P Bollen
Title: Director

B.A.T. NETHERLANDS FINANCE B.V.

By:	/s/ M. Wiechers
Name: M. Wiechers
Title: Director

By:	/s/ J E P Bollen
Name: J E P Bollen
Title: Director

BA.T. INTERNATIONAL FINANCE P.L.C.

By:	/s/ R. Casey
Name: R. Casey
Title: Director

[Signature Page to Supplemental Indenture No. 1]

REYNOLDS AMERICAN INC.

By:	/s/ John R. Whitener
Name: John R. Whitener
Title: Vice President - Controller and Treasurer

[Signature Page to Supplemental Indenture No. 1]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Signature Page to Supplemental Indenture No. 1]